Ultra Petroleum Corp.	Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ULTRA PETROLEUM NAMES JAY STRATTON CHIEF OPERATING OFFICER

HOUSTON, TX – May 31, 2018 – Ultra Petroleum Corp. (NASDAQ: UPL) today announced that Jay Stratton has joined the Company as Chief Operating Officer.   In this role, Mr. Stratton will provide strategic oversight of the company’s day-to-day operations, with a focus on continuing Ultra’s operational excellence and contributing his leadership and expertise to help optimize the value of the Company’s assets.  Mr. Stratton assumes the chief operations role from Ultra’s Interim Chief Executive Officer Brad Johnson, who previously held this position as Senior Vice President, Operations.

Mr. Stratton has over 30 years’ experience in operations for both domestic and international oil and gas companies.  He most recently served as Chief Operating Officer of Jagged Peak Energy, where he led the horizontal development of assets, operations, engineering, geoscience and land functions.  Prior to joining Jagged Peak, he served as Chief Operating Officer of Permian Resources, where he was responsible for all operating and development functions.  Mr. Stratton also previously served as District Manager for Permian Basin and Mid-Continent Assets for Chesapeake Energy. He began his career in various engineering roles with ARCO, Occidental and Anadarko.

“Jay is a seasoned oil and gas executive with a successful track record of building and leading large-scale upstream development operations,” said Brad Johnson.  “His technical expertise, business acumen and ability to meet exceptional challenges with innovative solutions will be a tremendous benefit to our organization, and I am delighted to welcome Jay to his new role.”

“Ultra has exceptional assets and a talented team of employees of great experience, technical skill, and cost discipline that is well positioned for a bright future,” said Mr. Stratton. “I am thrilled to join Ultra and look forward to working closely with Brad, the management team and all of the staff as we execute our 2018 plan and increase value for our shareholders.”

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy Company engaged in domestic natural gas and oil exploration, development and production. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”. Additional information on the Company is available at www.ultrapetroleum.com.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment. Our SEC filings are available written request to Ultra Petroleum Corp. at 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

For further information contact:

Sandi Kraemer

Director, Investor Relations

Phone: 281-582-6613

Email:  skraemer@ultrapetroleum.com